Exhibit 5.1

DLA Piper US LLP 1251 Avenue of the Americas, 27th Floor New York, New York 10020-1104 www.dlapiper.com

May 13, 2008

Mistral Acquisition Company

650 Fifth Avenue, 31st Floor

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to Mistral Acquisition Company, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1, as amended (File No. 333-148741) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 34,500,000 units (the “Units”), each Unit comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock” and the shares of Common Stock underlying the Units, the “Shares”), for an aggregate 34,500,000 Shares, and one warrant (a “Warrant”), each Warrant entitling the holder thereof to purchase one share of Common Stock, for an aggregate of 34,500,000 Warrants together with any additional units (comprised of Shares and Warrants) that may be issued by the Company pursuant to Rule 462(b) under the Act (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement.

We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended to date and currently in effect, (ii) the Company’s Bylaws, as amended to date and currently in effect, (iii) the resolutions of the Company’s Board of Directors (the “Resolutions”) authorizing the issuance and sale of the Units, Shares and Warrants (collectively, the “Securities”), and (iv) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.

In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as conformed, certified, or reproduced copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates and statements of officers of the Company, all of which we assume to be true, correct, and complete.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. The opinions set forth below are limited to the effect of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the effect of any other laws of such jurisdiction or the laws of any other jurisdiction.

On the basis of and subject to the foregoing, and in reliance thereon and subject to the assumptions, exceptions, limitations and qualifications set forth in this opinion, we are of the opinion that:

Mistral Acquisition Company

May 13, 2008

Page Two

1. Units. The Units, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2. Shares. The Shares included in the Units, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

3. Warrants. The Warrants included in the Units, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or otherwise affecting creditors’ rights and to general equity principles.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is given as of the effective date of the Registration Statement. We undertake no, and hereby disclaim any, obligation to make any inquiry after such date or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

Very truly yours,

/s/ DLA Piper US LLP

DLA Piper US LLP